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                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-89409 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 16, 2001 and February 9, 2001, respectively, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Boston, Massachusetts
April 25, 2001